                                  EXHIBIT 24.3


                       CONSENT OF PORTER KEADLER MOORE LLP
                     CONCERNING THE FINANCIAL STATEMENTS OF
                            GEORGIA BANCSHARES, INC.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated March 4, 1998, accompanying the consolidated financial statements of Georgia Bancshares, Inc. and Subsidiary contained in the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registrations Statement on Form S-4, and to the use of our name as it appears under the caption "Experts".

                                          /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
February 9, 1999